UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2008 (July 17, 2008)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89052	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 17, 2008, Indigo-Energy, Inc., a Nevada corporation (the “Company”) entered into a loan agreement (the “Agreement”) with BJ Petro, Inc., a Nevada corporation (“BJ Petro”) wherein BJ Petro agreed to provide the Company with a loan in the amount of $686,400,000, to be secured by certain assets of the Company. Under its terms, the Agreement does not become effective unless and until a letter of credit is issued by the Company in the name of BJ Petro’s Attorney Trust Account in the amount of $10,000,000, which letter of credit shall be held as additional collateral on the loan. Under the terms of the agreement, the letter of credit shall have an issue and maturity date which is ninety (90) business days from the date of its issuance and shall be automatically released after the expiration of the ninety (90) day period and shall be replaced at that time by cash collateral deducted from the loaned amounts received by the Company from BJ Petro.

BJ Petro undertakes to deliver the initial loan amount of $35,200,000 to the Company within thirty (30) business days of its receipt of the letter of credit, with the remainder of the loan to be disbursed in six (6) tranches, provided that the Company continues to increase the cash collateral to equal 10% of the outstanding loan amount at the time of disbursement. Under the Agreement, the entire loan amount will be disbursed to the Company within one hundred (100) business days from the issuance of the letter of credit.

The letter of credit in the amount of $10,000,000 is to be provided by LCCom, Ltd., a company unrelated to either of the parties, for a fee of $400,000. The Company obtained the $400,000 from Carr-Miller Capital pursuant to a promissory note dated July 11, 2008 which bears interest of the rate of 20% per annum. Carr-Miller Capital is controlled by Everett Miller, a director of the Company.

The loan to be provided under the Agreement, once made available to the Company, bears interest at the rate of four percent (4%) per annum and shall be payable over a period of fifteen (15) years. Repayment of the principal amount of the loan does not commence until the end of three (3) years after the initial loan amount is disbursed to the Company.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Loan Agreement between Indigo-Energy, Inc. and BJ Petro, Inc.

99.2 Form of Letter of Credit

99.3 Promissory Note issued to Carr Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 2008		Indigo-Energy, Inc.

	By:	/s/ Steven Durdin Name: Steven Durdin Title: Chief Executive Officer